Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value $0.0001 per share, and the Class B ordinary shares, par value $0.0001 per share, of X Financial, a company organized under the laws of the Cayman Islands, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 19, 2019.

YUE TANG

/s/ Yue Tang

RHONE TRUSTEES (BAHAMAS) LTD AS TRUSTEE OF THE MANGROVE COAST TRUST

By:	/s/ Keisha Cleare and Rawiya Rahming
Name:	Keisha Cleare and Rawiya Rahming
Authorized Signatories on behalf of Rhone Trustees (Bahamas) Ltd
Title:	Trustee

MANGROVE COAST INVESTMENT LIMITED

By:	/s/ Yue Tang
Name:	Yue Tang
Title:	Director

PURPLE MOUNTAIN HOLDING LTD.

By:	/s/ Yue Tang
Name:	Yue Tang
Title:	Director